CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [†].

Exhibit 10.1

January 13, 2021

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, California

92130, U.S.

Attention: Kyle Gano

Dear Kyle,

Re: License and Collaboration Agreement between Xenon Pharmaceuticals Inc. (“Xenon”) and Neurocrine Biosciences, Inc. (“Neurocrine”) made as of December 2, 2019 (the “Agreement”)

Further to our recent discussions and in accordance with Section 14.8 of the Agreement, and in consideration of the premises and mutual covenants contained herein, Xenon and Neurocrine agree as follows:

1.	LETTER AMENDMENT #1

Except as specifically defined below, capitalized terms used in this Letter Amendment #1 shall have the same meaning as ascribed to such terms in the Agreement.

2.	DEFINITIONS
2.1	Article 1 of the Agreement shall be amended to add the following definitions:

“Adolescents” means humans aged between 12 and 21 years old.

“Children” means humans aged between 2 to 11 years old.

“Full IND Acceptance in SCN8A-EE” means the FDA’s approval of the protocol amendment to expand the Study to Children.

“Partial IND Acceptance in SCN8A-EE” means the FDA’s authorization to initiate a clinical trial entitled “A Phase 2 Randomized, Double-Blind, Placebo-Controlled Study to Evaluate the Efficacy, Safety, Tolerability, and Pharmacokinetics of NBI-921352 as Adjunctive Therapy in Subjects with SCN8A Developmental and Epileptic Encephalopathy Syndrome (SCN8A-DEE)” (the “Study”) in Adolescents.

2.2	Section 1.52 of the Agreement shall be amended and restated as follows:

“1.52. “IND Acceptance” means

(i)	with respect to an IND for a XEN901 Product in SCN8A-EE, Full IND Acceptance in SCN8A-EE; or

(ii)

with respect to an IND for a XEN901 Product in a Major Indication, either (a) [†] days after submission of such IND to a Regulatory Authority (such [†] day period, the Initial Period”), if at such time the Regulatory Authority has confirmed in writing that it has no comments to such IND, or (b) if the Regulatory Authority indicates during the Initial Period that it will have comments to the IND, either (1) Neurocrine’s failure to notify Xenon of a Neurocrine Negative IND Decision pursuant to Section 6.3(b) within [†] days after Neurocrine’s receipt of such comments or (2) the JSC’s failure to make a JSC Negative IND Decision pursuant to Section 6.3(b) within the applicable time periods under Section 3.5, or (c) [†] days after submission of such IND to the Regulatory Authority, if at such time the Regulatory Authority has taken no action with respect to such IND.”

3.	IND ACCEPTANCE IN SCN8A
3.1	No Neurocrine Negative IND Decision notification shall be required under Section 6.3(b) for this Partial IND Acceptance.
3.2	The first paragraph of Section 8.3(c) shall be replaced with:

“Milestone True-Up. Notwithstanding anything to the contrary in the preceding Section 8.3(a) and Section 8.3(b), if the IND Acceptance for a XEN901 Product in a Major Indication occurs before the IND Acceptance in SCN8A, then Neurocrine shall, upon the IND Acceptance in SCN8A (the “Subsequent SCN8A-EE IND Acceptance”) make a true-up cash payment and shall purchase an additional number of Common Shares as follows:”

4.	GENERAL
4.1

This Letter Amendment #1 amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The Agreement shall, together with this Letter Amendment #1, be read and construed as a single instrument.

4.2

In the event of a conflict between the terms of this Letter Amendment #1 and the terms of the Agreement, to the extent that the Agreement is explicitly amended by this Letter Amendment #1, the terms of this Letter Amendment #1 shall prevail.

4.3	Except as specifically provided above in this Letter Amendment #1, the Agreement remains in full force and effect, unamended.
4.4

This Letter Amendment #1 may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By the signatures below, the Parties have caused this Letter Amendment #1 to be executed by their respective duly authorized officers to be effective as of the Amendment Date.

Sincerely,

Xenon Pharmaceuticals Inc.

By:	/s/ Simon Pimstone	By:	/s/ Robin Sherrington
	Simon Pimstone		Robin Sherrington
	CEO		EVP, Strategy & Innovation

Neurocrine Biosciences, Inc.

By:	/s/ Kyle Gano
Name: Kyle Gano
Title: Chief Business Development Officer